Exhibit 10. 7

                                                     Conformed Copy

                        RETENTION AGREEMENT

           THIS AGREEMENT, made as of this NINTH day of January, 1990 (the "Effective Date") by and between DEL MONTE CORPORATION, a New York corporation (the "Company") and David M. Little (the
"Executive").


                       W I T N E S S E T H:

           WHEREAS, in order to provide the Executive continued incentives to remain in the services of the Company, its subsidiaries or affiliates, the Company desires to provide the Executive with compensation security under the conditions set forth in this Agreement in the event that the Executive's employment hereunder is terminated by the Company or any such subsidiary or affiliate without Cause (as hereinafter defined) or the Executive resigns his employment hereunder for Good Reason (as hereinafter defined);

           NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto hereby agree as follows:

           1. Employment. The Executive agrees to devote his working time, on substantially a full-time basis, to the performance of such services for the Company, its subsidiaries and affiliates as may be assigned to him from time to time and to perform such services faithfully and to the best of his ability. This Agreement shall commence on the Effective Date and shall remain in effect so long as the Executive remains employed by the Company, any of its subsidiaries or any successor organization.

           2. Termination for Cause; Resignation without Good Reason; Termination by Reason of Death. (a) This Agreement shall be terminated immediately and neither party shall have any obligation hereunder if the Executive's employment is terminated for Cause (as hereinafter defined) or by reason of the Executive's death or if the Executive resigns his employment hereunder for other than Good Reason.

           (b) The Executive shall be terminated for "Cause" only if the Executive's employment is terminated as a result of (i) criminal dishonesty, (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis or to act in accordance with any specific lawful instructions given to the Executive in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless, in either case, (A) the Executive became aware less than ninety
(90) days prior thereto of an event constituting Good Reason or
(B) the Executive is disabled, or (iii) deliberate misconduct which is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Executive that such conduct was in the best interests of the Company.




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(c)   Resignation for "Good Reason" shall mean the resignation of the
Executive after: (i) a reduction without the Executive's consent in the Executive's salary or the bonus that the Executive is eligible to earn under the Company's Annual Incentive Award Plan
(or successor plan thereto); provided, however, that nothing herein shall be construed to guarantee the Executive's bonus for any year if the applicable performance targets are not met; and provided, further, that it shall not constitute Good Reason hereunder if the Company makes an appropriate pro rata adjustment to the applicable bonus and targets under the Annual Incentive
Award Plan in the event of a change in the Company's fiscal year;
(ii) a material reduction without the Executive's consent in the aggregate welfare benefits provided to the Executive pursuant to the welfare plans, programs and arrangements in which the Executive participated at any time during the three (3) month period immediately prior to the Effective Date; or (iii) a material reduction without the Executive's consent in the Executive's job responsibilities. Unless the Executive provides written notification of an event described in clauses (i) through
(iii) above within ninety (90) days after the Executive knows or has reason to know of the occurrence of any such event, the Executive shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement. If the Executive provides such written notice to the Company, the Company shall have ten (10) business days from the date of receipt of such notice to effect a cure of the event described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such event shall no longer constitute Good Reason for purposes of this Agreement.

           3.   Termination Without Cause; Resignation for Good Reason.

           (a) Severance Amount. If the Executive's employment hereunder is terminated by the Company without Cause, or if the Executive resigns from his employment hereunder for Good Reason, the Company shall pay to the Executive the Severance Amount (as hereinafter defined) over a three (3) year period commencing with the date of such termination or resignation (the "Severance Period"). The total severance amount (the "Severance Amount") for the Severance Period shall equal twice the sum of (A) plus (B), where (A) is the Executive's highest annual rate of Salary in effect during the twelve (12) month period prior to such termination or resignation and (B) is the target award under the Company's Annual Incentive Award Plan (or successor thereto) for the year in which such termination or resignation occurs (or, if greater, the amount of the award for the next preceding year of full-time employment). The Severance Amount shall be paid to the Executive in thirty-six (36) equal monthly installments over the Severance Period and each such installment shall be subject to regular payroll deductions. In addition, the Executive will also be paid an award under the Annual Incentive Award Plan (or successor thereto, if any) of the Company, based upon the target award for the year in which the Executive's termination without Cause or resignation for Good Reason occurs, prorated for the Executive's active employment during such year and adjusted for performance. Such pro rata bonus shall be paid within thirty (30) days of the date of such termination or resignation.

           (b) Employee Benefit Plans. In the event of a termination or resignation of the Executive's employment described in this Section 3, the Executive will be provided the welfare benefits afforded by the employee benefit plans and programs maintained by the


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Company in which he participated (and at an equivalent level of participation) immediately prior to such termination or resignation (or, in the event of any material reduction in the aggregate benefits provided under such plans and programs occurring during the twelve (12) month period prior to such termination or resignation, prior to such reduction in benefits) until the earlier to occur of (i) the end of the Severance Period or (ii) such time as the Executive is covered by comparable programs of a subsequent employer. Subject to the provisions of applicable law, if the Executive was participating in a qualified defined benefit retirement plan prior to a termination or resignation described in this Section 3, he shall continue to accrue benefits under such plan during the Severance Period and, in addition, if the Executive was participating in a qualified defined contribution retirement plan prior to any such termination or resignation, he shall continue to so participate (if he so elects) during the Severance Period, as if he were then still employed hereunder. During the Severance Period, the Executive shall also participate, if he so elects, in any nonqualified retirement plan of the Company or any of its subsidiaries on the same terms and conditions applicable to the Executive immediately prior to such termination or resignation. Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Severance Period any plan solely as a result of the provisions of this Agreement. If, during the Severance Period, the Executive is precluded from participating in a plan by its terms or applicable law or if the Company for any reason ceases to maintain such plan, the Company shall provide the Executive with benefits which are no less favorable in the aggregate to those which the Executive would have received under such plan had he been eligible to participate therein or had such plan continued to be maintained by the Company.

           (c) Facilities. During the first six (6) months of the Severance Period, the Executive will, at his option, be provided with an office and secretarial services during regular business hours at a location selected by him subject to the consent of the Company, which shall not be unreasonably withheld. Except as may be specifically approved by the Board, the Executive will not be provided with the use of any other Company facility or services during the Severance Period or at any time thereafter.

           (d) Death. In the event of the Executive's death subsequent to commencement of the Severance Period, the balance of the Severance Amount will be paid to his beneficiary in a lump sum. "Beneficiary" shall mean the person or persons designated by the Executive in writing to the Company to receive payments under this Agreement or, if no such person or persons are designated, the Executive's estate.

           (e) Pension Calculations. Notwithstanding any provision to the contrary herein, pension accruals during the Severance Period under the cash balance portion of the Company's qualified defined benefit retirement plan shall be calculated on the actual amounts paid to the Executive for each applicable plan year of such plan and calculations under such plan based on "average final compensation" shall be calculated during the Severance Period based on an annual rate of Salary and bonus equal to one-half (1/2) of the total Severance Amount.

           (f) Outplacement Counseling. During the Severance
Period, the Executive will be provided with Outplacement counseling services at Company expense; provided,


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however, the expense for such services in any calendar year shall not exceed eighteen percent (18%) of the Severance Amount paid to the Executive for such calendar year. This counseling shall include, but not be limited to, skill assessment, job market analysis, resume preparation, interviewing skills, job search techniques and negotiating.

           (g) Fringe Benefits. The Company will continue the Executive's participation in the Management Program until the earlier to occur of (i) the first anniversary of such termination or resignation or (ii) the date the Executive is covered by comparable fringe benefit programs and perquisites of a subsequent employer.

           4. Disability. The event of Permanent Disability (as hereinafter defined) shall not entitle the Executive to any of the payments or benefits described in Section 3 above unless the Executive is terminated by the Company other than for Cause or the Executive resigns for Good Reason. "Permanent Disability" shall mean physical or mental disability as a result of which the Executive is unable to perform his duties with the Company on substantially a full-time basis for any period of six (6) consecutive months. Any dispute as to whether or not the Executive is so disabled shall be resolved by a physician reasonably acceptable to the Executive and the Company whose determination shall be final and binding upon both the Executive and the Company.

           5.   Conditions Applicable to Severance Benefits.

           (a) Confidentiality and Conduct. The Executive warrants and agrees that he will not disclose to any person, other than the employees, officers, directors or shareholders of DMPF Holdings Corporation, a Maryland corporation, or its affiliates and subsidiaries in connection with the performance of his duties hereunder, any confidential information or trade secrets concerning the Company or any of its subsidiaries or affiliates at any time. Notwithstanding the foregoing, confidential information and trade secrets shall not be deemed to include, without limitation, information which (i) is or becomes available to the public other than as a result of disclosure by the Executive in violation of this Section 5(a) or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Executive will at all times refrain from taking any action or making any statements, written or oral, which are intended to and do demonstrably and materially damage the Company, its subsidiaries and affiliates and their respective directors, officers or employees. In the event that the Executive materially violates the terms and conditions of this Section 5(a), the Company may, at its election, upon ten (10) days' notice, terminate the Severance Period and discontinue payments of the Severance Amount and cease providing the benefits described in Section 3 above. The Company may also initiate any form of legal action it may deem appropriate seeking damages or injunctive relief with respect to any material violations of this
Section 5(a).

           (b) Non-Competition. The Severance Period shall be terminated and the Company shall have no further obligation to pay the Severance Amount or to provide the benefits described in
Section 3 above if the Executive, without the Company's written approval,


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accepts a position of employment with any other company
conducting a business which is substantially competitive with a business conducted by the Company.

           (c) No Other Severance Benefits. Except as specifically set forth in this Agreement, the Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment with the Company ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Executive unconditionally releases the Company and its subsidiaries and affiliates, their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangement of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.

           6.   General Provisions.

           (a) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or registered mail, return receipt requested, to the applicable address set forth below:

           (i)  To the Company:Del Monte Corporation
                               One Market Plaza
                               P.O. Box 3575
                               San Francisco, CA  94105
                               Attn.: Secretary of the Board

                With a Copy to:Henry C. Blackiston, III
                               Shearman & Sterling
                               599 Lexington Avenue
                               New York, NY  10022

           (ii) To the Executive:Avid M. Little
                               1969 Fair Ridge Ct.
                               Walnut Creek, CA  94596

           (b) Limited Waiver. The waiver by the Company or the Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

           (c) No Assignment. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or set off by the Executive in respect of any claim, debt, obligation or similar process. This Agreement and all of the Company's rights and obligations hereunder may be assigned, transferred or delegated to any business entity which, at the time of any sale, merger, consolidation or other business combination, acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets, but no such assignment, transfer or delegation shall impair any


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rights that the Executive may have hereunder. Upon such
assignment, transfer or delegation, any such business entity shall be deemed to be substituted for all purposes as the Company hereunder; provided, however, that no such assignment, transfer or delegation shall relieve the Company of its obligations under this Agreement in the event that such obligations are not performed when due by any such successor to the Company hereunder.

           (d) Amendment. This Agreement may not be amended, modified or cancelled except by written agreement of the parties.

           (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

           (f) Unsecured Promise. Unless otherwise stated herein, no benefit or promise hereunder shall be secured by any specific assets of the Company. Unless otherwise stated herein, the Executive shall have only the rights of an unsecured general creditor of the Company in seeking satisfaction of such benefits or promises

           (g) Governing Law. This Agreement has been made in and shall be governed by and construed in accordance with the laws of the State of New York.

           (h) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby. As of the Effective Date, this Agreement supersedes and replaces any prior agreement with respect to employment, compensation continuation and the matters contained in this Agreement which the Executive may have had with the Company or any prior or contemporary affiliate or subsidiary thereof, including, without limitation, any prior employment agreement between RJR Nabisco, Inc., a Delaware corporation ("RJR"), and the Executive; provided, however, that nothing in this Agreement shall be construed in any manner as a release or waiver of RJR's obligations with respect to any bonus the Executive is due for the period ending on the Effective Date or the Executive's salary or retirement benefits with RJR accrued prior to the Effective Date.

           (i) Headings. The headings and captions of the Sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

           (j) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

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           IN WITNESS WHEREOF, the parties have executed this
Agreement effective as of the day and year first written above.



                                  DEL MONTE CORPORATION


                                  By: /s/ A. Ewan Macdonald
                                     Title:


                                     /s/ David M. Little
                                       David M. Little


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